UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On September 8, 2016, pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”) dated as of March 16, 2016 between Guaranty Bancorp (“Guaranty”) and Home State Bancorp (“Home State”), Guaranty completed its acquisition of Home State.  In order to effect the acquisition, Home State was merged (the “Merger”) with and into Guaranty, with Guaranty as the surviving corporation. Based on Guaranty’s closing stock price of $17.99 on September 7, 2016, merger consideration for each share of Home State common stock was calculated at $519.36.

Pursuant to the Merger Agreement. Guaranty issued a total of 6,533,914 shares of common stock to the shareholders of Home State and paid those shareholders a total of $35,000,000 in cash.  The cash portion of the consideration paid to Home State shareholders was funded by the issuance of subordinated debt on July 18, 2016.

The Guaranty common stock issued in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-211330), filed with the Securities and Exchange Commission (“SEC”) and declared effective on August 3, 2016 (the “Registration Statement”).  The definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger.

As of June 30, 2016 Home State had $884 million in total assets.

The Merger Agreement, which was included as Appendix A to the Proxy Statement/Prospectus and is incorporated herein by reference, and this summary are not intended to modify or supplement any factual disclosures about Guaranty, and should not be relied upon as disclosure about Guaranty without consideration of the periodic and current reports and statements that Guaranty files with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Guaranty acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8‑K not misleading.

Item 8.01      Other Events.

On September 8, 2016 Guaranty issued a press release announcing the completion of the acquisition of Home State.   A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 2.1	Merger Agreement dated March 16, 2016* (incorporated by reference to Appendix A to the Registration Statement filed on August 1, 2016).
Exhibit 99.1	Press Release dated September 8, 2016.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  September 8, 2016